Exhibit 99.1

Statement from Wynn Resorts regarding the recent affirmative decision by the Massachusetts Gaming Commission:

Wynn Resorts CEO Matt Maddox and the Board of Directors have worked diligently to make the important and necessary changes to the Company’s corporate leadership, governance, compliance programs and Human Resources policies. With the Massachusetts Gaming Commission review complete, our company is now focused on a successful launch of Encore Boston Harbor, and the recruiting and training of 5,500 team members who will be bringing Greater Boston and New England a luxury hospitality and entertainment experience unlike anything the region has ever seen.

In both its decision and in their meeting today, the Commission recognized the importance of the changes the company has made, with Chairwoman Judd-Stein noting in today’s meeting: “It’s fair to say that recent changes to the company’s governance model, policies, trainings, and operations show a new commitment and focus on all levels of employees, which combined with the ongoing successful business operations continue to demonstrate that Wynn will likely be a successful operator in Everett.”